Exhibit 10.2

2008 RESTATEMENT
NATIONAL FUEL GAS COMPANY
AND PARTICIPATING SUBSIDIARIES
EXECUTIVE RETIREMENT PLAN
AMENDMENT NO. 2

Under Section 8.2 of the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “Plan”), National Fuel Gas Company reserved the right to amend, restate or otherwise change the Plan. This Amendment No. 2 of the Plan (“Amendment”) is adopted to modify the manner in which additional affiliated companies may become participating employers under the Plan. The changes in this Amendment are effective September 1, 2015.

This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

The Plan is amended in the following respects:

1.    Article 2 (“Definitions”) is amended by revising sub-section 2.10 (“Company”) to read as follows:

2.10    Company means National Fuel Gas Company and each of its subsidiaries which has one or more eligible employees who have been selected to participate in the Plan.

2.    In all other respects, the Plan remains unchanged.

NATIONAL FUEL GAS COMPANY

By:    /s/ R. J. Tanski
Name: R. J. Tanski
Title:     President
Date:    August 13, 2015